LIMITED POWER OF ATTORNEY
	For Executing SEC Forms 3, 4 and 5


       The undersigned hereby constitutes and appoints each of Chris Tong and Arnold J. Johnson, signing singly, as the undersigned's true and lawful attorneys-in-fact to:

(1)	execute for and on behalf of the undersigned,
in the undersigned's capacity as a director or officer of Noble Energy, Inc. (the "Company"),
SEC Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder;

(2)	do and perform any and all acts for and on
behalf of the undersigned which may be
necessary or desirable to complete and
execute any such Form 3, 4 or 5 and timely file such form with the United States
Securities and Exchange Commission and
any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of either such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such signing attorney-in-fact may approve in his discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

       This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file SEC Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities relating to the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned (1) has caused this Limited Power of Attorney to be executed effective as of the 5th day of December 2006 and (2) hereby revokes effective December 5, 2006 any prior Limited Power of Attorney for executing SEC Forms 3, 4 and 5 which he or she has executed.




                          /s/ David L. Stover
                          David L. Stover
d (2) hereby
revokes effective December 5, 2006 any prior Limited Power
of Attorney for executing SEC Forms 3, 4 and 5 which he or
she has executed.




                          /s/ David L. Stover